Upland Software Promotes Tim Mattox to President

Former Dell corporate executive to drive company’s customer experience strategy and vision

AUSTIN, Texas (February 4, 2015) - Upland Software, Inc., a leader in cloud-based Enterprise Work Management applications, today announced the promotion of Tim Mattox to president. Tim joined Upland Software in 2014 as chief operating officer and will continue to serve in that capacity along with his new role as president. As part of his expanded responsibilities, Tim will drive Upland’s customer experience strategy and vision.

“With his in depth corporate strategy and operations expertise, Tim has been instrumental in establishing systems and processes that are creating a solid foundation for our company growth,” said Jack McDonald, Chairman and CEO of Upland Software. “As Upland continues expanding, I am excited that Tim will be focused on our customers receiving the utmost quality, value and service from their investments in Upland’s offerings.”

Before joining Upland, Tim was at Dell, Inc. for approximately 15 years, holding executive roles in strategy, operations and marketing. He ran worldwide enterprise product management and drove Dell’s global enterprise product performance. Tim also ran Dell’s corporate strategy, reporting to the CEO for two years as part of the executive leadership team, as well as led worldwide product marketing for all of Dell’s desktops, notebooks and workstations for both the corporate and consumer market. Prior to Dell, Tim worked for Bain & Company and Oracle Corporation. Tim holds BS/MS degrees in electrical engineering and computer science from MIT and an MBA from Stanford’s Graduate School of Business.

“Upland has the people and technology to create and deliver significant value to our customers,” said Tim Mattox, President and COO of Upland Software. “I look forward to extending our commitment to customer success by making sure every organization and individual partnering with Upland has a positive and rewarding experience.”

About Upland Software
Upland (Nasdaq: UPLD) is a leading provider of cloud-based Enterprise Work Management software. Our family of applications connects people through technology, automates the flow of work and brings visibility to all aspects of the organization. With more than 1,200 enterprise customers around the globe, and over 200,000 users, Upland helps teams in IT, marketing, finance, professional services and process excellence run their operations smoothly, adapt to change quickly and achieve better results every day. To learn more, visit www.uplandsoftware.com.

Forward-looking Statements
This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. Accordingly, you should not place undue reliance on these forward-looking statements. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. Forward-looking statements include information concerning our financial performance and our ability to achieve or sustain profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation of and reliability of our third-party data centers; and other risks and potential risk factors that could affect Upland’s business and financial results identified in Upland’s filings with the Securities and Exchange Commission (the “SEC”), including its prospectus filed with the SEC pursuant to Rule 424(b)(4) on November 6, 2014. All such statements speak only as of the date made. Additional information will also be set forth in Upland’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. Upland does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

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Media Contact:

Karoline McLaughlin Upland Software 512.960.1028
kmclaughlin@uplandsoftware.com